UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      October 15, 2017

Regional Health Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard, NW Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

AdCare Health Systems, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 15, 2017 , Allan J. Rimland, the President, Chief Executive Officer, Chief Financial Officer and a director of Regional Health Properties, Inc. (“Regional”, and including AdCare Health Systems, Inc., Regional’s former parent and predecessor issuer, the “Company”), informed the Company of his decision to resign from all positions he holds with the Company and its subsidiaries (including as the President, Chief Executive Officer, Chief Financial Officer and a director of the Company) for personal reasons and to explore other career opportunities. Such resignation was effective as of October 17, 2017. To the knowledge of the Company, Mr. Rimland’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On October 18, 2017, the Company's Board of Directors (the “Board”) appointed Brent Morrison, a director of the Company, to serve as the Company’s interim Chief Executive Officer and E. Clinton Cain, the Company’s Senior Vice President, Chief Accounting Officer and Controller, to serve as the Company’s interim Chief Financial Officer. In connection with Mr. Morrison’s appointment as interim Chief Executive Officer, Mr. Morrison will no longer serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee.
As of October 19, 2017, no determination has been made as to any compensation arrangements with respect to Mr. Morrison’s service as interim Chief Executive Officer or Mr. Cain’s service as interim Chief Financial Officer. Mr. Cain is a named executive officer of the Company and compensation for his services to the Company as its Senior Vice President, Chief Accounting Officer and Controller is set forth in Item 11, “Executive Compensation”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and is reportable under Item 402 of Regulation S-K.
Prior to the appointment of Messrs. Morrison and Cain, on October 17, 2017, the Board appointed David A. Tenwick, a director of the Company, as interim Chief Executive Officer pending further consideration by the Board of the interim Chief Financial Officer position. In connection with such further consideration, on October 18, 2017, the Board appointed Messrs. Morrison and Cain as interim Chief Executive Officer and interim Chief Financial Officer, respectively, and Mr. Tenwick stepped down as interim Chief Executive Officer. No compensation was paid or is payable to Mr. Tenwick in connection therewith.
Biographical information for Messrs. Morrison, Cain and Tenwick is set forth below.
Mr. Morrison, age 41, has served as a director of the Company since October 2014. Mr. Morrison is currently the Managing Director of Zuma Capital Management LLC, a position he has held since 2012. Prior thereto, Mr. Morrison was a Research Analyst for Wells Fargo Advisors from 2012 to 2013, the Senior Research Analyst at the Strome Group, a private investment firm, from 2009 to 2012, a Research Analyst at Clocktower Capital, LLC, a global long/short equity hedge fund based in Beverly Hills, California, from 2007 to 2009 and a Vice President of Wilshire Associates, a financial consulting firm, from 1999 to 2007. Mr. Morrison also served on the board of directors of iPass Inc., which provides global enterprises and telecommunications carriers with cloud-based mobility management and Wi-Fi connectivity services, from May 2015 to June 2016.
Mr. Cain, age 37, has served as the Company’s Senior Vice President, Chief Accounting Officer and Controller since February 4, 2016. Mr. Cain previously served as Vice President of Finance at the Company beginning September 2014, before which time he worked as a Senior Financial Analyst at the Company beginning in June 2011. Prior to joining the Company, Mr. Cain worked as an audit associate at Habif, Arogeti & Wynne, LLP, in Atlanta, Georgia, and Huber, Erickson, and Bowman, LLC, in Salt Lake City, Utah, both certified public accounting firms. Mr. Cain is a Certified Public Accountant and has a Master of Accounting from the University of Utah and a B.S. in Accounting from Brigham Young University.

Mr. Tenwick, age 79, is the Company’s founder and has served as a director of the Company since its founding in August 1991. Mr. Tenwick also served as Chairman of the Board from the Company’s founding until March 2015 and as the Company’s Interim Chief Executive Officer and President from June 1, 2014 to November 1, 2014. In connection with his appointment as interim Chief Executive Officer on October 17, 2017, Mr. Tenwick will no longer serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee. As of October 18, 2017, no determination has been made as to any compensation arrangements with respect to Mr. Tenwick’s service as interim Chief Executive Officer.
Item 8.01    Other Events.
On October 18, 2017, the Company received notification (the “Notice”) that the Company has regained compliance with the NYSE American LLC (“NYSE American”) continued listing standards relating to stockholders’ equity contained in Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) (collectively, the “Continued Listing Standards”) of the NYSE American Company Guide (the “Company Guide”).
Going forward, the Company will be subject to NYSE Regulation, Inc.’s (“NYSE Regulation”) normal continued listing monitoring. In addition, in the event that the Company is again determined to be noncompliant with any of the continued listing standards of the NYSE American within twelve (12) months of the Notice, NYSE Regulation will examine the relationship between the Company’s previous noncompliance with the Continued Listing Standards and such new event of noncompliance in accordance with Section 1009(h) of the Company Guide. In connection with such new event of noncompliance, NYSE Regulation may, among other things, truncate the compliance procedures described in Section 1009 of the Company Guide or initiate immediate delisting proceedings.
As previously reported, the Company was notified on April 18, 2016 that it was not in compliance with the Continued Listing Standards. The Company subsequently adopted a compliance plan to regain compliance with the Continued Listing Standards, which was approved by NYSE Regulation on June 2, 2016. In furtherance of such plan, AdCare completed a merger on September 29, 2017 with and into Regional, with Regional continuing as the surviving corporation, to ensure the effective adoption of certain charter provisions restricting the ownership and transfer of the Company’s common stock. Such ownership and transfer restrictions, among other things, permit the Company, under applicable accounting guidance, to classify the Company’s 10.875% Series A Cumulative Redeemable Preferred Shares as permanent equity on the Company’s consolidated balance sheet, which positioned the Company to regain compliance with the Continued Listing Standards.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

99.1        Press Release dated October 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 19, 2017	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated October 19, 2017

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